EXHIBIT 99.1

Global Geophysical Services, Inc. to Present at the Barclays High Yield Bond and Syndicated Loan Conference

HOUSTON, May 16, 2013 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. ("Global" or the "Company") (NYSE:GGS) announced today that the Company will present at the Barclays High Yield Bond and Syndicated Loan Conference in Chicago, IL on Wednesday, May 22nd, 2013 at 10:30 AM EDT.

Please visit Global's Investor Relations website at: http://ir.globalgeophysical.com/events.cfm to listen to the live presentation, as well as to access an archived display.

About Global Geophysical Services, Inc.

Global Geophysical Services, Inc., headquartered in Houston, TX, provides an integrated suite of geoscience and engineering solutions to the global oil and gas industry, including high-resolution RG-3D Reservoir Grade® seismic data acquisition, AutoSeis® autonomous nodal recording technology, microseismic monitoring, seismic data processing, multi-client data products, and interpretation services focused on unconventional consulting. Global combines experience, innovation, operational safety and environmental responsibility with leading edge technology to facilitate the success of its clients by providing them the tools to Gain InSightSM. To learn more about Global visit www.globalgeophysical.com.

CONTACT: Sean M. Gore
         V.P. Corporate Development
         www.globalgeophysical.com
         13927 South Gessner Road
         Missouri City, TX 77489
         Phone: (713) 808-1750
         Fax: (713) 808-1008